UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 5, 2007

ALLIANCE BANKSHARES
CORPORATION
(Exact name of registrant as specified in its charter)

Virginia	000-49976	46-0488111
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
14200 Park Meadow Drive #200
Chantilly, Virginia 20151
(Address of principal executive offices) (Zip code)
Registrant’s telephone number, including area code: (703) 814-7200
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.
On February 5, 2007, Alliance Bankshares Corporation issued a press release announcing its financial results for the fourth quarter and the twelve months ending on December 31, 2006. A copy of the company’s press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.
The following supplementary information is included for reference:

Amount
Description	($ in thousands)
Average earning assets, QTD	$598,888
Average earning assets, YTD	$583,870
Average total deposits, QTD	$421,485
Average total deposits, YTD	$399,447
Average non-interest bearing deposits, QTD	$128,538
Average non-interest bearing deposits, YTD	$132,972
Average interest bearing liabilities, QTD	$451,091
Average interest bearing liabilities, YTD	$429,922

Gross charge-offs, YTD	$70
Gross recoveries, YTD	$5

Total Intangibles	$5,389

*	QTD = Quarter to date for the three-month period ending December 31, 2006

*	YTD = Year to date for the twelve-month period ending December 31, 2006
On December 27, 2006, Alliance Bankshares Corporation made a filing that included an estimate of exit costs regarding its subsidiary, Alliance Home Funding, LLC. The following table identifies charges included in fourth quarter results:
Exit Costs

Amount
Description	($ in thousands)
Interest Income:
Loans	$(28)
Other Income:
Gain (loss) on sale of loans	$(64)
Other Expenses:
Salaries and employee benefits	$60
Occupancy expense	$135
Equipment expense	$264
Operating expenses	$129

Total pre-tax charge:	$680

Total after-tax charge:	$449
The information in this report, including the attached Exhibit 99.1, is furnished pursuant to Item 2.02 and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section.
Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits.
99.1	Alliance Bankshares Corporation press release dated February 5, 2007.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alliance Bankshares Corporation (Registrant)
By:	/s/ Paul M. Harbolick, Jr.
Paul M. Harbolick, Jr.
Executive Vice President & Chief Financial Officer

Date: February 6, 2007